                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-62229 of Providence and Worcester Railroad Company of our report dated January 30, 1998, appearing in the Prospectus, which is part of such Registration Statement, and of our report dated January 30, 1998 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

  We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Deloitte & Touche LLP

Worcester, Massachusetts

September 24, 1998